Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 25, 2019 (this “Amendment”), is entered into among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Borrower”), Phillips Edison & Company, Inc., a Maryland corporation (the “Parent Entity”), the Lenders party hereto and Capital One, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    Phillips Edison Grocery Center Operating Partnership II, L.P., as the borrower, Phillips Edison Grocery Center REIT II Inc., as the parent entity, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of September 25, 2017 (the “Original Credit Agreement”).

B.    The Lenders, pursuant to that certain Consent Agreement, dated as of November 16, 2018, agreed to allow (i) Phillips Edison Grocery Center Operating Partnership I, L.P. to assume all of the obligations of the Borrower and to become the Borrower under the Original Credit Agreement and (ii) Phillips Edison Grocery Center REIT II Inc., to merge into Phillips Edison & Company, Inc. and to have Phillips Edison & Company Inc. assume all of the obligations of the Parent Entity and to become the Parent Entity under the Original Credit Agreement.

C.    Phillips Edison Grocery Center Operating Partnership I, L.P. became the Borrower and Phillips Edison & Company, Inc. became the Parent Entity (and a Guarantor) pursuant to that certain Assignment and Assumption Agreement, dated as of November 16, 2018.

D.    The Borrower, the Guarantor, the Administrative Agent and the Lenders entered into that certain First Amendment to Credit Agreement, dated as of November 16, 2018 (the “First Amendment” and together with the Original Credit Agreement and as otherwise amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

E.    The Borrower has requested that the Lenders agree to make certain additional amendments to the Original Credit Agreement as set forth below.

F.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.    Amendment. The definition of Applicable Rate set forth Section 1.01 of the Credit Agreement is amended as follows:

(a) The pricing grid set forth in clause (a) of the definition of Applicable Rate is amended and restated in its entirety as follows:

	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/ LIBOR Daily Floating Rate Loans	Applicable Rate for Base Rate Loans
1	≤ 40%	1.20%	0.20%
2	> 40% - ≤ 45%	1.25%	0.25%
3	> 45% - ≤ 50%	1.35%	0.35%
4	> 50% - ≤ 55%	1.50%	0.50%
5	> 55% - ≤ 60%	1.70%	0.70%
6	> 60%	1.90%	0.90%

(b)    The pricing grid set forth in clause (b) of the definition of Applicable Rate is amended and restated in its entirety as follows:

Pricing Level	Debt Rating of Parent Entity	Applicable Rate for Eurodollar Rate Loans/LIBOR Daily Floating Rate Loans	Applicable Rate for Base Rate Loans
1	> A-/ A-/A3	0.85%	0.00%
2	< A-/ A-/A3 > BBB+ / BBB+ Baa1	0.90%	0.00%
3	< BBB+ / BBB+ Baa1 > BBB / BBB / Baa2	1.00%	0.00%
4	< BBB / BBB / Baa2 > BBB- / BBB- / Baa3	1.25%	0.25%
5	< BBB- / BBB- / Baa3 or unrated	1.65%	0.65%

(c)    The following language is added as a new Section 11.22, immediately following the existing Section 11.21:

Section 11.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance satisfactory to the Administrative Agent.

(a)    Execution and Delivery of Amendment.    The Administrative Agent shall have received copies of this Amendment duly executed by the Borrower, the Parent Entity, as Guarantor, the Lenders and the Administrative Agent.

(b)    Resolutions, Etc. Receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.

(c)    Closing Certificate. Receipt by the Administrative Agent of a duly completed closing certificate setting forth such matters as reasonably requested by the Administrative Agent.

(d)    Fees/Expenses. Payment by the Borrower of (i) a non-refundable amendment fee, for the account of each Lender, in the amount of 0.10% of such Lender’s outstanding principal amount of Term Loans as of the effective date of this Amendment, (ii) all other fees agreed to by the Borrower in connection with this Amendment and (iii) all other fees and expenses owed by the Borrower in connection with this Amendment and the Credit Agreement to the extent invoiced prior to or on the date hereof.
3.    Ratification of Credit Agreement. Each of the Loan Parties acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

4.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally;

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment;

(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of such Person’s Organization Documents or (ii) violate, contravene or conflict with any Laws applicable to such Person except, in the case referred to in this clause (ii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(e)    After giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party set forth in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement; and

(f)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

5.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or .pdf shall be effective as an original.

6.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.    Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. This Amendment shall be considered a Loan Document from and after the date hereof. The Loan Parties intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Loan Parties to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership
By:     Phillips Edison Grocery Center OP GP I LLC,
a Delaware limited liability company,
its General Partner

By:     /s/ John Caulfield
Name:    John Caulfield
Title:    CFO, SVP & Treasurer

PARENT ENTITY:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation

By:     /s/ John Caulfield
Name:    John Caulfield
Title:    CFO, SVP & Treasurer

ADMINISTRATIVE
AGENT:            CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Jessica Phillips
Name: Jessica Phillips
Title: Authorized Signatory

LENDERS:            CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Jessica Phillips
Name: Jessica Phillips
Title: Authorized Signatory

FIFTH THIRD BANK,
as a Lender

By: /s/ Michael P. Perillo
Name: Michael P. Perillo
Title: Director

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Curt M. Steiner
Name: Curt M. Steiner
Title: Senior Vice President

REGIONS BANK,
as a Lender

By: /s/ William Chalmers
Name: William Chalmers
Title: Assistant Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Vice President
FIRST TENNESSEE BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Ty Treadwell
Name: Ty Treadwell
Title: Vice President

FIRST MERCHANTS BANK,
as a Lender

By: /s/ Tanner Trosell
Name: Tanner Trosell
Title: Vice President

MIZUHO BANK, LTD.,
as a Lender

By: /s/ John Davies
Name: John Davies
Title: Authorized Signatory